REDWOOD MICROCAP FUND, INC.
6180 Lehman Drive, #103
Colorado Springs, Colorado 80918

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

          This Proxy Statement is furnished to the Shareholders of Redwood MicroCap Fund, Inc. (respectively the "Shareholders" and the "Fund" or the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on _______ ___, 2005 (the "Meeting" or "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted:
*	FOR the election of three (3) Directors of the Fund,
*	FOR the ratification of Ehrhardt Keefe Steiner & Hottman PC, as the Fund's independent certified public accountant for the fiscal year ending March 2005,
*

FOR the proposal of the Fund's Board of Directors, at its discretion and at such time, if ever, as the Board of Directors shall determine, to deregister the Fund as an investment company under the Investment Company Act of 1940,

*	FOR the proposal, subject to the Fund deregistering as an investment company, to change its name to a corporate name determined by the Board of Directors,
*

FOR the proposal to undertake, at the discretion of the Fund's Board of Directors and at such time, if ever, as the Board of Directors shall determine, the dissolution of the Fund under Colorado law, and

*	FOR the ratification and approval of a proposed settlement agreement resolving pending litigation against the Company and other parties,

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

          In the event the Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

          Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the annual meeting of shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with the instructions on the proxy form.

          This Statement is being mailed on or about ______ ___, 2005, to Shareholders eligible to vote at the Meeting. A copy of the Fund's Annual Report to Shareholders, including financial statements for the year ended March 31, 2004, and Semi-Annual Report to Shareholders, including financial statements for the six month period ended September 30, 2004, are being mailed to Shareholders with this Proxy Statement. The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report succeeding the Annual Report to a shareholder upon request made by mail or by collect telephone call directed to R. Stanley PittMan, 6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918, Telephone (719) 593-2111.

          The Fund is bearing all costs of soliciting proxies. The Fund has no plans and has made no arrangements to solicit proxies by means otherwise than by mail.

          Only Shareholders of record as of the close of business on ____________ ___, 2005 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the proposals to be voted upon at the Meeting will be decided by the voting requirements described below. As of the Record Date, the Company had outstanding 2,499,544 shares of common stock ("shares").

THE ANNUAL MEETING

          The Board for use at the Meeting is furnishing this Proxy Statement and the accompanying proxy to shareholders of the Fund as part of the solicitation of proxies. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of the Fund on or about _________ ___, 2005.

Date, Time and Place of Meeting

          The Meeting will be held at _________________, on __________ ___, 2005, at ________, local time.

Matters to be Considered

          The purpose of the Meeting is to consider and vote upon the following matters:
*	To elect three (3) directors to serve until the next Annual Meeting of Stockholders.
*	To ratify our selection of Ehrhardt Keefe Steiner & Hottman PC, as our independent public accountants for the fiscal year ended March 31, 2005.
*	To ratify again the Fund's application to deregister as an investment company under the 1940 Act.
*	Subject to the Fund deregistering as an investment company under the 1940 Act, To approve the Fund's change of name to a corporate name determined by the Board of Directors
*	To undertake, at the discretion of the Fund's Board of Directors and at such time, if ever, as the Board of Directors shall determine, the dissolution of the Fund under Colorado law.
*	To ratify and approve a proposed settlement agreement resolving pending litigation against the Fund.

          Management of the Fund does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

          The Board has fixed the close of business on _____________, 2005, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately _______ shareholders of record of the Fund common stock and ________ shares of the Fund common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

          The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

          Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:
*	Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or
*	More than fifty percent (50%) of the outstanding shares.

Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on a Proposal, such shares will not be considered present at the Meeting, will not be counted in the voting with respect to such matter, and as a result will have the practical effect of reducing the number of affirmative votes necessary to achieve the required majority vote by reducing the number of shares from which the majority is calculated.

          The officers and directors of the Fund have indicated that they intend to vote their shares FOR each director and in favor of all of the Proposals. These individuals own shares representing a total of 1,033,331 shares, or approximately 42.8% of the total number of shares of the Fund's common stock outstanding as of the Record Date.

Proxies

          All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. The Fund knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

          A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of The Fund at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of The Fund at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

          The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by The Fund. In addition to solicitation by mail, the directors, officers, and employees of The Fund may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to The Fund shareholders. The Fund may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE 2004 ANNUAL MEETING

          The following summary of the proposals to be voted upon at the 2004 Annual Meeting is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement.

          1.          Proposal No. 1 - Election of Directors. The Directors of the Fund have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified. The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:
1.	John C. Power,
2.	Joseph O. Smith, and
3.	Peter Hirschburg

                    All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee. (See "Proposal No. 1.")

          2.          Proposal No. 2 - Selection of Independent Public Accountants for the Fund. The Board of Directors of the Fund has approved the selection of the firm of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as independent accountants for the Fund for the fiscal year ending March 31, 2005. EKS&H has examined and reported on the Annual Report to Shareholders for the past two (2) fiscal years as well as provided services related to filings made with the Securities and Exchange Commission. The selection of EKS&H is hereby being submitted to the Shareholders for ratification at the Annual Meeting. (See "Proposal No. 2.")

          3.          Proposal No. 3 - Approval of the Fund's Deregistration as an Investment Company. At the Fund's Annual Meeting of Shareholders in 1992 and again in 2001, the Fund's shareholders approved a change in the nature of the Fund's business so that the Fund would cease to be an investment company; and upon the conversion of the Fund's business to deregister as an investment company and repeal its Investment Guidelines. In accordance with those shareholder authorizations, the Fund's management undertook steps to reconfigure the Fund's assets so as to convert the Fund into a holding company with operating subsidiaries. Following completion of that reorganization, the Fund filed an application under Section 8(f) of the 1940 Act to deregister as an investment company under the 1940 Act. That application was filed on January 2, 2002. To date, the SEC has not formally responded to the application. Due to the passage of time since the shareholders' approval of these actions, the Board of Directors has decided to obtain from the Fund's shareholders a reaffirmation of their prior approvals.

          4.          Proposal No. 4 - Approval of the Fund's Name Change. If the Fund is successful in deregistering as an investment company, the Board of Directors recommends that it change its corporate name. Inasmuch as companies which use the word "fund" in their corporate name are generally mutual funds or other classifications of investment companies that are regulated under the 1940 Act, it would be misleading to continue to use the word "fund" in the Company's name once the Company has become deregistered and is no longer regulated under the 1940 Act. The change of the Company's name is considered necessary in order to avoid creating the misleading implication that the Company is an investment company or mutual fund which is regulated under the 1940 Act. Approval of this Proposal No. 4 shall authorize the Board of Directors to identify a new corporate name and to effect a corporate name change in accordance with its discretion and without further shareholder approval.

          5.          Proposal No. 5 - Approval of the Dissolution of the Fund. The Board of Directors believes that at some time in the future, subject to certain contingencies, it may be in the best interest of the Fund's shareholders to dissolve the Fund and distribute its assets to the Fund's shareholders, all in accordance with a plan of dissolution. The Board of Directors has approved the dissolution and adopted a plan of dissolution, but has not yet determined when or if the dissolution will occur. Under Colorado law, the plan of dissolution must be approved by our shareholders. Approval of this Proposal No. 5 will give the Board of Directors the discretion to dissolve the Fund in accordance with the plan of dissolution. The Board of Directors may also decide not to implement the plan of dissolution.

          6.          Proposal No. 6 - Approval of the Settlement Agreement with Primose Drilling Ventures Ltd.           In 2003, Primrose Drilling Ventures Ltd. ("Primrose), a minority shareholder in TDP Energy Company ("TDP"), one of the Fund's majority-owned subsidiaries, filed a complaint against the Fund, TDP and certain related parties (the "Complaint"). Among other things, the Complaint alleged that the Fund and the related parties mismanaged TDP, misappropriated its assets, and breached fiduciary duties, all to the detriment of Primrose. The Fund denies any liability and has maintained a vigorous defense. The Fund has since reached an agreement in principle with respect to the terms of a proposed settlement agreement with Primrose. Because the litigation involves TDP, the Fund and related parties, we are seeking shareholder approval of the settlement agreement, although not required by Colorado law or federal securities laws.

THE COMPANY

          1.          Background. The Fund was originally organized as a diversified, close-end management investment company which was incorporated under the laws of the State of Colorado on January 24, 1984. Initially, the Fund was operated as an "investment company" because it was engaged in the business of investing, reinvesting, owning, holding and trading in securities, and owned securities having a value exceeding 40% of the value of the Fund's total assets. The Fund was also deemed to be a "diversified" investment company because at least seventy-five percent (75%) of the value of the Fund's assets were represented by cash and cash items and securities of issuers which did not constitute more than five percent (5%) of the value of the total assets of the Fund, or more than ten percent (10%) of the voting securities of the issuer in question. As a result, the Fund was registered with the Securities and Exchange Commission as a diversified, closed-end management investment company subject to regulation under the Investment Company Act of 1940, as amended (the "Act") and rules and regulations promulgated thereunder.

          At the Fund's Annual Meeting of Shareholders held August 10, 1992 and again at the Fund's Annual Meeting of Shareholders held on October 15, 2001, the Fund's Board of Directors proposed, and the Fund's shareholders approved, a change in the nature of the Fund's business so that the Fund would cease to be an investment company. Specifically, among other things, the Fund's shareholders approved certain revisions of the Fund's then existing investment policies and regulations, which eliminated the 75% Asset Requirement and, upon implementation, authorized the Fund to concentrate the Fund's assets in one or several operating businesses. The Fund has been engaged in a strategy to convert from an investment company to an operating company, and believes that as a result of those efforts it now no longer qualifies as "investment company" within the meaning of the 1940 Act.

          2.          History of Efforts to Deregister. Following the 1992 Annual Meeting of Shareholders, the Fund began the systematic implementation of its plan to convert from a registered investment company to an operating company. To that end, the Fund began forming and/or acquiring wholly-owned or majority-owned subsidiaries in a manner specifically calculated and designed so that its interest in those subsidiaries would not fall within the definition in the 1940 Act of, and were not held as, "investment securities," nor were those subsidiaries themselves investment companies.

                    As a result of these efforts, in June 1994, the Fund filed with the Commission an application under Sections 3(b)(2) and 8(f) of the 1940 Act for an order declaring that the Fund had ceased to be an investment company. At that time, the Fund's assets were comprised of the following:
Investments in securities of affiliated issuers:	77.1%
Investments in securities of unaffiliated issuers:	20.7%
Cash and cash equivalents	2.2%

                    The Fund pursued the foregoing application through June 1995 when, in response to a pending investigation by the SEC into certain activities by Mr. Power, the Fund's President, described elsewhere in this Proxy Statement, the SEC suspended review of the Fund's application to deregister under Section 8(f).

                    Notwithstanding the fact that the Fund believed that it no longer qualified as a "investment company" within the definition of the 1940 Act, it was unable to proceed with its Application to Deregister under Section 8(f) for the reason stated above. As a result, in August 1999, the Fund filed with the SEC a new Application for an Order Pursuant to Section 23(c)(3) of the 1940 Act in which it sought permission to undertake a reverse split of its outstanding securities in a manner that would result in the Fund being exempt from the registration requirements of the 1940 Act under Section 3(c)(1) by virtue of the fact that following the reverse split the Fund would have fewer than 100 shareholders.

                    After discussions with and at the suggestion of the SEC staff, the Fund determined not to pursue its Application for an Order Pursuant to Section 23(c)(3) and voluntarily withdrew the application in order to permit the Fund to reapply to deregister under Section 8(f) of the 1940 Act. As a result, in August 2001 the Fund withdrew its Application for an Order Pursuant to Section 23(c)(3) and in January 2002 refiled an Application for Order to Deregister under Section 8(f) of the 1940 Act.

                    The SEC has never formally responded to the pending Application to Deregister under Section 8(f) of the 1940 Act.

          3.          Investment Objectives and Policies Following the 1992 and 2001 Annual Meetings.

                       a.          Investment Objectives. The investment objective of the Fund following the 1992 and 2001 Annual Meetings is long-term capital appreciation resulting from concentration of the Fund's assets in several operating businesses that are familiar to the Fund's management, and the participation of the Fund's management in the operation of these businesses. Following the 1992 and 2001 Annual Meetings, and consistent with its investment objective, the Fund's Board of Directors redirected its assets into the acquisition and development of majority-owned operating companies and subsidiaries. Those efforts have resulted in the assets of the Fund being concentrated in the following controlled subsidiaries:[information to be confirmed]

*

TDP Energy Company: The Fund currently owns 57.5% of the total outstanding equity securities of TDP Energy Company. TDP Energy Company is engaged in oil and gas exploration and development through two wholly-owned subsidiaries: Tri-Power Resources, Inc. and Buttes Energy, Inc.

*

Wyoming Resorts, LLC: The Fund owns 51% of the member interests in Wyoming Resorts, LLC, which owns and operates a hotel located in Thermopolis, Wyoming, and an undivided 25% interest in Cappell Valley Vineyard, LLC, which holds real estate in Napa, California being developed as a vineyard.

*

Montana Resorts, LLC: The Fund owns 100% of Montana Resorts, LLC, which owns 100% of the outstanding membership interest of Yellowstone Gateway Resorts, LLC, which owns and operates a hotel in Gallatin Gateway, Montana. On November 15, 2004, Yellowstone Gateway Resorts, LLC filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

*	Antelope Peak: The Fund owns 100% of Antelope Peak, which owns a broadcasting tower located in Northern California.
*	Napa Canyon, LLC: The Fund owns 100% of the equity and a 90% profit interest of Napa Canyon, LLC, which owns undeveloped real estate in Napa County, California.
*

Alta California Broadcasting, Inc.: The Fund owns 66.25% of the outstanding equity securities of Alta California Broadcasting, Inc. Alta California Broadcasting has one wholly-owned subsidiary, Four Rivers Broadcasting, Inc., which owns radio stations and related assets.

                       b.          Fund Assets. The following table sets forth the allocation of the Fund's assets among its various interests:
Assets as of September 30, 2004
Investments in Securities of affiliated issuers	93.3%
Advances to affiliates	6.4%
Investment in securities of non-affiliated issuers	-0-
Cash and cash equivalent	nil

                     The following sets forth the relative distribution of the Company's investments in securities of affiliated issuers:
Communications/broadcasting	6.7%
Oil and gas	93.4%
Real estate	nil

                       c.          Fundamental Policies. Notwithstanding the shareholder authorizations at the 1992 and 2001 Annual Meetings, the Fund is still subject to regulation under the 1940 Act. As a result, the Fund is subject to numerous restrictions imposed upon investment companies by the 1940 Act, more fully described below.

                      The Fund may not issue equity securities, which grant the holders preferential rights over the holders of the common stock as to payment of dividends or the distribution of assets upon the liquidation of the Fund.

                      The Fund may not purchase or sell commodities or commodity contracts.

                      The Fund may invest in "restricted securities" which generally may not be sold without registration under the Securities Act of 1933, as amended. In addition, the Fund does not underwrite securities of issuers, except that the Fund may acquire portfolio securities under circumstances where, if the securities are later publicly offered or sold by the Fund, it might be deemed to be an underwriter for purposes of the Securities Act of 1933.

                      The Fund may not purchase call options or sell puts except to hedge a long position.

                      Except as set forth above and/or as prohibited by the 1940 Act, since the shareholder action at the 1992 and 2001 Annual Meetings, the Fund may make any investment, acquisition or series of investments and/or acquisitions that the Board of Directors believes to be in the Fund's best interest, including investments undertaken for the purpose of obtaining management and/or control of the issuer. The Fund is also authorized to make such loans as the Board of Directors, in its sole discretion, deems beneficial to the Fund, including short-term "bridge" loans. A "bridge" loan is a loan made to an issuer preparing to register and market an issue of securities, generally for the first time. Bridge loans are commonly considered extremely risky because there can be no assurance that the borrower will successfully register or market its securities, and consequently the borrower may not be able to repay the bridge loan. On the other hand, such bridge loans may often be made at attractive rates of interest to the Fund, and may enable the Fund to negotiate for the purchase of securities of the borrower at favorable prices. In addition to the foregoing, the Fund is also authorized to purchase, sell, operate and manage all types of real estate, borrow money and pledge Fund assets, all in the discretion of the Board of Directors of the Fund.

          4.          Investment Advisory and Other Services. The Fund currently operates on a self-directed basis, without the counsel and advise of an investment advisor, as permitted by the 1940 Act. Operating on a self-directed basis, the Fund no longer utilizes the services of an investment advisor. Instead, the Board of Directors of the Fund, through the Fund's Advisory Committee and Investment Committee, currently manages the investment operations of the Fund, and otherwise provides the services typically performed by an investment advisor. The Fund does not contract with an outside party for the provision of significant business affairs management or administrative services for the Fund.

          5.          Current Brokerage Allocation and Other Practices. To the extent the Fund continues to invest in the securities of issuers that are not wholly or majority-owned subsidiaries of the Fund, the policy of the Fund is to obtain the best security price available. In so doing, the Fund will assign portfolio executions and negotiate commission rates in accordance with the reliability and quality of a broker/dealer's services. Where commissions paid reflect services furnished in addition to execution, the Fund can demonstrate that such services were bona fide rendered for the benefit of the Fund. The selection of broker/dealers by the Fund will depend on some or all of the following practice: (i) the broker/dealer's research capabilities, including monthly newsletters, reports, evaluations of securities in which the broker/dealer makes a market and evaluations of other issuers; (ii) the broker/dealer's history of bringing new issues to market; (iii) the broker/dealer's subsequent support of new issues which it has brought to the market; (iv) broker/dealers which indicate an interest in giving the Fund the best bid and best asked prices on other securities transactions; and (v) the broker/dealer's general business reputation and "back office" efficiency. Notwithstanding the foregoing however, persons acting on behalf of the Fund are not authorized to pay one broker/dealer more than another because of brokerage or research services provided by the broker/dealer. The Fund has not directed any brokerage transactions through any broker/dealer because of research services offered by a broker/dealer.

          6.          Custodian, Transfer Agent and Dividend-Paying Agent. U.S. Bank acts as the Fund's custodian for assets of the Fund. Computershare Trust Company, Inc. acts as the Fund's dividend-paying agent, transfer agent and registrar.

          7.          Security Ownership of Certain Beneficial Owners and Management. The following table sets forth as of October 1, 2004, certain information with respect to the ownership of the Fund's common stock by:
*	each of the Fund's directors,
*	shareholders known by the Fund to own beneficially more than five percent (5%) of the outstanding common stock of the Fund, and
*	all officers and directors of the Fund as a group.

Each beneficial owner of the Fund's common stock listed below has sole investment and voting power of the shares that he beneficially owns.
	Shares of Common Stock Beneficially Owned	Percent of Class
Name and Address	As of December 1, 2004	Beneficially Owned
John C. Power 60 Sea Walk Drive Sea Ranch, California 95497	1,025,331	41.0%
Joseph O. Smith 3360 Spring Ridge Circle Colorado Springs, CO 80906	12,000	nil
Peter Hirschburg 471 North Curtis Road Boise, Idaho 83706	-0-	-0-
John Gibbs 16 E Street Southwest Ardmore, Oklahoma 73402	881,207(1)	26.1%
Directors and Officers as a group (3 persons)	1,037,331	41.5%

__________________________
(1)

Mr. Gibbs would be deemed the beneficial owner of (i) 87,544 shares of common stock which he holds of record, (ii) an additional 74,364 shares of common stock issuable in payment of accrued and unpaid interest under a convertible promissory note held by Mr. Gibbs (the "Gibbs Note") and (iii) an additional 719,299 shares of common stock issuable upon conversion of the principal amount of the Gibbs Note.

          8.          Voting Intentions of Certain Beneficial Owners and Management. To be ratified by the Shareholders, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6 require the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Mr. John C. Power and the Fund's directors and officers have advised the Fund that they will vote the shares owned or controlled by them FOR each of the Proposals in this Proxy Statement. These shares total 1,037,331 shares and represent 41.5% of the outstanding common stock of the Fund.

          9.          Additional Information. The Fund is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Rooms in Washington, D.C. Please call the Commission at (202) 942-8900 for further information regarding the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at Requests for information may also be sent electronically to the following e-mail address:

PROPOSAL NO. 1: ELECTION OF DIRECTORS

          It is the recommendation of management that the Board of Directors for the coming year and, until their successors have been duly elected and qualified, consists of three members. Cumulative voting in the election of Directors is not authorized by the Articles of Incorporation. The persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the three nominees listed below as directors of the Fund to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee. Each nominee is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 because each nominee is currently a director of the fund. Mr. Power is also an interested person because he owns more than 5% of the outstanding shares of the Fund.

          1.          Information Concerning Nominees. The following tables set forth certain information about the nominees for election as directors:
Name, Address[1] and Age	Positions Held with Fund	Term of Office[2] And Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios In Fund Complex Overseen By Director or Nominee For Director[3]	Other Director-ships Held By Director or Nominee For Director
John C. Power, 42	Director President & CEO Chief Financial Officer	Since May 1989 Since February 1992 Since February 1999

Mr. Power has been President (since September 1992) and Director (since September 1989) of Redwood MicroCap Fund, Inc., a registered closed-end investment company regulated under the Investment Company Act of 1940. In addition, he serves as Vice President of TriPower Resources, Inc. (since December 1993), President and Director of Alta California Broadcasting, Inc. (since May 1994), President and Director of Four Rivers Broadcasting, Inc. (since May 1997), Managing Member of Nova Redwood, LLC (since November 1999), Managing Member of Wyoming Resorts, LLC (since June 1997), Managing Member of Montana Resorts, LLC (from May 2002), Managing Member of Yellowstone Gateway Resorts, LLC (from May 2002) and co-Managing Member of Napa Canyon, LLC (since September 2001). He served as Director of Redwood Energy, Ltd. from 1994 to 2004. He also serves as President of Power Curve, Inc. (since 1986), Managing Member of Sea Ranch Lodge and Village, LLC (since December 1997) and co-Managing Member of Napa Canyon, LLC (since November 1999). He also served as Managing Member of Sea Ranch California, LLC from December 1997 to June 2004. He has also served as a Director of Golden West Brewing Company, Inc. and as Managing Member of Best of Sea Ranch, LLC since 2004. Mr. Power attended Occidental College and University of California at Davis.

None
Peter Hirschburg, 83,	Director	Since 2000

Mr. Hirschburg serves as an executive officer and director of the following family-owned private corporations: Fletcher Oil Company, a distributor of petroleum products primarily through convenience stores and gas stations in rural markets; Northwest Land and Cattle Company, Inc., a company with real estate holdings and petroleum product distribution interests; and ADA Distributing Company, Inc., which holds real estate investment income properties.

None
Joseph O. Smith, 62,	Director	Since May 1985	Mr. Smith served as a Director of Combined Penny Stock Fund, Inc. from May 1985 to February 28, 1992, and has been an Engineering Manager with National SemiConductor (manufacturer) since August 1985.		None

1 The address for all nominees is c/o the Fund, 6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918.
2 Terms of office for all director and officer positions with the Fund are until their successors have been duly elected and qualified.
3 Directors are not allocated portfolios to oversee. All portfolios are overseen by the entire Board of Directors.
Name of Director or Nominee	Dollar Range of Equity Securities in the Fund1	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director of Nominee in Family of Investment Companies
John C. Power	$500,001-1,000,000	$50,001-100,000
Peter Hirschburg	$0	$0
Joseph O. Smith	$1-$10,000	$1-$10,000

1 Based on the closing price of the Fund's common stock on October 1, 2004.

          2.          Meetings and Committees of the Board of Director

                       a.          Meetings of the Board of Directors. The Board of Directors met two times during the fiscal year ended March 31, 2004. Each incumbent director attended each meeting of the Board of Directors, either in person or by telephone conference.

                       b.          Appraisal Committee. The Board has established an Appraisal Committee which reviews all transactions with respect to execution price and brokerage commissions, to determine if the Fund is receiving "the best execution." The Appraisal Committee also proposes to the Board appropriate methods of evaluation for securities that are not publicly traded or are otherwise subject to restrictions upon transfer. Evaluations for such securities are determined in good faith by the Fund's Board of Directors. During the year ended March 31, 2004, the Appraisal Committee consisted of John C. Power and Joseph O. Smith. The Appraisal Committee meets immediately following the close of each month. During the fiscal year ended March 31, 2004, the Appraisal Committee met 12 times. All members of the Appraisal Committee attended each meeting either in person or by telephone conference.

                       c.          Investment Committee. The Board has established an Investment Committee to approve all stock transactions considered by the Fund. During the fiscal year ended March 31, 2004, the Investment Committee members were John C. Power and Joseph O. Smith. During the fiscal year ended March 31, 2004, the Investment Committee met 12 times. All members of the Investment Committee attended each meeting either in person or by telephone conference.

                       d.          Other Committees. There are no standing audit, compensation or nominating committees of the Board. The foregoing notwithstanding, John C. Power, the Fund's Chief Financial Officer, has been charged with the responsibility of maintaining all journals and ledgers which the Act, and the rules and regulations promulgated thereunder, require the Fund to maintain.

                       e.          Nomination Process. The Board of Directors has not appointed a standing nomination committee and does not intend to do so during the current year. The process of determining director nominees has been addressed by the Board as a whole, which consists of three members. The Board has not adopted a charter to govern the director nomination process.

                                    The Board of Directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the Board has not received from any security holder a director nominee recommendation. The Board of Directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. John Power at the Fund's principal executive offices, and provide to Mr. Power, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. Such recommendation must be received by the Fund before December 31 following the most recently completed fiscal year.

                                    The Board of Directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Fund's activities.

                                    All director nominees identified in this proxy statement were recommended by our President and Chief Executive Officer and unanimously approved by the Board of Directors.

                       f.          Shareholder Communications. Any shareholder of the Fund wishing to communicate to the Board of Directors may do so by sending written communication to the Board of Directors to the attention of Mr. Power, at the principal executive offices of the Fund. The Board of Directors will consider any such written communication at its next regularly scheduled meeting.

                                   Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

          3.          Remuneration and Executive Compensation. The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to each of the three (3) highest-paid executive officers that have aggregate compensation from the Fund for the most recently completed fiscal year in excess of $60,000.00.

COMPENSATION TABLE
Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Director
John C. Power,	FY 2004 $102,000	-0-	-0-
President, CEO, CFO
and Director

                    Mr. Power was also paid a car allowance of $8,400 per year and health insurance premiums of $7,300 for the fiscal year ended March 31, 2004.

                    No other executive officer or director of the Fund received compensation during the fiscal year ended March 31, 2004 in excess of $60,000.

                    All officers and employees of the Company are eligible to participate in the Company's group health and dental insurance plan. The Company currently has no written employment agreements with any of its executive officers. At the 2001 Annual Meeting of Shareholders, the shareholders approved the implementation of an equity incentive plan contingent upon the Fund deregistering as an investment company under the 1940 Act. As that deregistration has not occurred, the equity plan has never been implemented.

                    Outside directors receive a fee of $2,000 per meeting.

          4.          Pending Legal Proceedings. During 1994, 1995 and 1996, the Fund and John C. Power, a Director and President of the Fund, received several requests from the Securities and Exchange Commission (the "Commission") to produce documents covering numerous transactions involving Mr. Power, the Fund and other parties. In September, 1996, Mr. Power was notified by Commission's staff that it intends to request that the Commission commence an administrative proceeding against Mr. Power and others based upon certain transactions in securities of issuers other than the Fund. The Fund did not receive any such notification. Mr. Power has responded to the Commission with a written submission which sets forth why there exists no basis in fact or law for such a proceeding. In September, 1998, the Commission brought an administrative action against Mr. Power and other third parties. The Fund was not and is not a party to the proceeding. The matter went to administrative hearing in November, 1998. On March 9, 2001, the administrative law judge issued her Initial Decision in the matter in which it was found, inter alia, that Mr. Power had violated Section 10b of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder and ordered that Mr. Power cease and desist from committing or causing any future violations of Section 10 of the Exchange Act and Rule 10b-5 thereunder. This Initial Decision is not final and Mr. Power is engaged in the appeals process with respect to the matter.

          In 1999, the Fund was audited by the Commission and as a result of the audit received a deficiency notification. The deficiency notification outlined various areas in which the Commission's examination staff claims the Fund either deviated from applicable regulatory requirements or otherwise violated federal securities laws. The Fund has responded to the deficiency letter and is awaiting notification of what, if any, additional action the Commission staff may take in the matter.

          In 2003, Primrose Drilling Ventures Ltd. ("Primrose"), a minority shareholder in TDP Energy Company ("TDP"), one of the Fund's majority-owned subsidiaries, filed a complaint against the Fund, TDP and related parties of the Fund (the "Complaint"). Among other things, the Complaint alleged that the Fund and the related parties mismanaged TDP, misappropriated its assets, and breached fiduciary duties, all to the detriment of Primrose. The Fund denies any liability and has maintained a vigorous defense. We have reached an agreement in principle with respect to a settlement agreement with Primrose, and are seeking shareholder ratification of the settlement agreement.

          In November 2004, Yellowstone Gateway Resorts, LLC, a portfolio affiliate, filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

          Other than the foregoing, during the last five (5) years no director or officer of the Company has:
(1)

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

(2)	been convicted in a criminal proceeding or subject to a pending criminal proceeding;
(3)

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

been found by a Court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

          5.          Certain Relationships and Related Transactions. During 2004, the Fund made advances to affiliated companies. At March 31, 2004 and September 30, 2004, the Fund had outstanding advances receivable from Wyoming Resorts, LLC of $482,869 and $500,000, respectively. The advances bear interest at 8% per annum and were due March 31, 2004.

                    The Fund also had outstanding advances receivable from Yellowstone Gateway Resorts, LLC at March 31, 2004 and September 30, 2004, of $1,041,188 and $1,157,234, respectively. Of that amount, the principal amount of $250,000 accrues interest at the rate of 12% per annum and the balance is non-interest bearing. Principal and interest on the entire sum are due on December 31, 2004.

                    The Fund has a note payable in the amount of $1,230,000 to John Gibbs, President of TDP Energy Company. The note bears interest at 6% per annum through March 31, 2006. Interest is payable semi-annually in shares of the Fund common stock based upon the net asset value of the Fund's shares at the time the interest payment is due. No interest accrues on the note from April 1, 2006 until the note's maturity date of April 1, 2016. The principal amount outstanding on the note may be converted at any time after March 31, 2004, at the option of the noteholder, Mr. Gibbs, into fully paid and nonassessable shares of common stock at a conversion price of $1.71 per share, subject to adjustments under certain circumstances. The note was given in consideration of the purchase by the Fund of Mr. Gibbs' 15% equity interest in TDP Energy Company. The note is secured by that 15% capital interest in TDP Energy Company, which is subordinated to the security interest taken by a commercial financial institution to secure repayment of a loan to Napa Canyon, LLC, an affiliated subsidiary of the Fund.

                    At March 31, 2004 and September 30, 2004, the Fund also had advances payable to Napa Canyon, LLC in the amount of $549,599 and $843,367, respectively. The advances bear interest at the rate of 12% per annum and are payable on demand.

                    At March 31, 2004 and September 30, 2004, the Fund also had an advance payable to Alta California Broadcasting, Inc., payable on demand, in the amount of $447,211 and $389,711, respectively.

                    In April 2004, an advance payable to Redwood Energy in the amount of $145,839, principal and interest, was paid in full.

          6.          Compliance with Section 16(a) of the Exchange Act. Under the Securities Laws of the United States, the Fund's Directors, its Executive (and certain other) officers, and any persons holding more than ten percent (10%) of the Fund's common stock are required to report their ownership of the Fund's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Fund is required to report in this Report any failure to file. Based upon information provided to the Fund and publicly available information related to filings made during the fiscal year ended March 31, 2004, all of these filing requirements were satisfied by the Fund's Officers and Directors.

          7.          Voting Requirement. Election of the nominees as directors requires a plurality of all of all of the votes cast in favor of director nominees at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2:	SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND

          The Board of Directors of the Fund approved the selection of the firm of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as independent accountants for the Fund for the fiscal year ending March 31, 2005. Said selection is hereby being submitted to the Shareholders for ratification at the Annual Meeting.

          The professional services of EKS&H to the Fund have included examination of and reporting on the Annual Report to Shareholders for the past two (2) fiscal years and services related to filings made with the Securities and Exchange Commission.

          Approval of the selection of the firm of EKS&H requires the affirmative vote of a majority of the Fund's outstanding voting securities which mean the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present or (ii) more than 50% of the outstanding shares.

          If such appointment is not approved by the shareholders, it would be unlawful for the Fund to file with the United States Securities and Exchange Commission any financial statement signed or certified by EKS&H, and new independent certified public accountants would have to be appointed and the appointment submitted to shareholders for approval.

          A representative of EKS&H is not expected to be present at the Annual Meeting. However, should a representative of EKS&H attend the Annual Meeting, the representative may make a statement if desired and will be given an opportunity to respond to appropriate questions. The firm of EKS&H does not have any direct or indirect financial interest in the Fund.

           The following table details aggregate fees billed for the last two fiscal years ended March 31, 2003 and 2004, respectively, by EKS&H for:

          *          Professional services rendered for the audit of the Fund's annual consolidated financial statements and the reviews of the Fund's quarterly consolidated financial statements ("Audit Fees");

          *          Assurance and related services that were reasonably related to the performance of the audit or review of the Fund's financial statements and are not Audit Fees ("Audit-Related Fees");

          *          Professional services rendered for tax compliance, tax advice, and tax planning ("Tax Fees")

          *          All other services ("All Other Fees"):
Type of Fees	Aggregate Fees Billed
	2004	2003
Audit Fees	$ 19,400	$ 18,200
Audit-Related Fees	$ 0	$ 0
Tax Fees	$ 1,800	$ 1,700
All Other Fees	$ 0	$ 0

          There were no non-audit fees billed by EKS&H for services rendered to the Fund for the past two fiscal years.

          The Board of Directors, acting as an audit committee, has not established pre-approval policies and procedures that would permit engagement of accountants to render audit or non-audit services without prior approval of the Board of Directors.  As a result, all engagements of the independent auditors to render audit or non-audit services require pre-approval of the Board of Directors.  No non-audit services by the Fund's auditors were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation  S-X during the fiscal year ended March 31, 2004 or the fiscal year ended March 31, 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND
FOR THE YEAR ENDING MARCH 31, 2005

PROPOSAL NO. 3:	REAPPROVAL OF THE FUND'S DEREGISTRATION AS AN INVESTMENT COMPANY AND REPEAL OF ITS INVESTMENT GUIDELINES

Background

          At the Fund's Annual Meeting of Shareholders held in August 1992, the shareholders approved a resolution to change the nature of the Fund's business so that it would cease to be an investment company and to temporarily revise the Fund's Investment Guidelines so as to permit the Fund to acquire controlling interest of one or more operating companies and thereby convert from a registered investment company to a holding company engaged in the businesses of its operating subsidiaries.

          Following such shareholder approval, the Fund began forming and acquiring wholly-owned and majority-owned subsidiaries from August 1992 through 1993. Those subsidiaries acquired assets consisting of (i) real estate held for commercial or residential development, (ii) radio broadcasting assets consisting of several radio stations in the northern California area and (iii) the acquisition of TDP Energy Company, engaged in oil and gas exploration.

          Having converted its assets from primarily investment securities to primarily securities of controlled operating subsidiaries, in January 1994 the Company filed with the Securities and Exchange Commission its Application under Section 8(f) of the 1940 Act to deregister as an investment company. The Fund pursued that Application through June 1995 when, in response to the SEC investigation into certain activities of Mr. Power described elsewhere in this Proxy Statement, the SEC suspended its review of the Fund's Application to Deregister.

          Following the suspension by the SEC of its review of the Fund's Application, the Fund continued the process upon which it had relied in support of its Application under Section 8(f) of the 1940 Act. As a result, but still in furtherance of its pursuit to deregister as an investment company, in August 1999 the Fund filed with the SEC a new Application for an Order pursuant to Section 23(c)(3) of the 1940 Act in which it sought permission to undertake a reverse split of its outstanding securities in a manner that would result in the Fund being exempt from the registration requirements of the 1940 Act under Section 3(c)(1) by virtue of the fact that following the reverse split the Fund would have fewer than 100 shareholders. In late 1999, however, the SEC once again informed the Fund that it was suspending its review of this second Application due to a referral to the Enforcement Division of the SEC of certain deficiencies at the Fund noted in a recent SEC audit. In approximately January 2001, the Fund was notified by the SEC that it would reactivate its review of this second Application if the Fund so desired.

          Upon the suggestion of the SEC, the Board of Directors of the Fund determined that rather than continue to seek an Application for Order pursuant to Section 23(c)(3) of the 1940 Act, the Fund's resources and working capital would be better preserved if it were to renew an Application to Deregister under Section 8(f) of the 1940 Act, consistent with the shareholder approval initially obtained in August 1992. The Fund withdrew its Application for Order under Section 23(c)(3) of the 1940 Act.

          At the Fund's annual shareholders meeting held in October 2001, the Fund's shareholders reaffirmed their approval in 1992 of the Fund's efforts to deregister as an investment company and repeal its Investment Guidelines. Subsequently, in January 2002, the Company filed with the Securities and Exchange Commission another Application under Section 8(f) of the 1940 Act to deregister as an investment company. To date, the SEC has not provided the Fund with a formal response to this Application, which is still pending.

          The Fund is continuing its efforts to deregister as an investment company. As part of those efforts, the Fund is assessing whether it would be advisable to continue to pursue its pending Application to Deregister. The Fund is seeking from its shareholders a reaffirmation of their approvals in 1992 and 2001 of the Fund's efforts to deregister as an investment company. This shareholder reaffirmation is thought to be advisable due to the passage of time since the last approval.

          1.          General Information about Proposal No. 3

                    a.          Definition of an "Investment Company"

                                 The 1940 Act defines an Investment Company to include any corporation which (i) is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities and (ii) a corporation which is primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns securities which, on an unconsolidated basis, have a value exceeding 40% of the value of its total assets. In addition, the 1940 Act excludes from classification as an Investment Company (i) any corporation primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (ii) any corporation which the SEC determines and declares to be primarily engaged, either directly or through majority-owned subsidiaries, or controlled companies conducting similar types of businesses, in one or more businesses other than that of investing, reinvesting, owning, holding or trading in securities. Thus, an investment company is primarily engaged in investing and reinvesting funds in, and acquiring and disposing of, securities and deriving dividends, interest and gain from such securities transactions. An investment company is significantly different from an operating company which obtains income from the business or businesses it operates. The 1940 Act regulates and restricts a registered investment company, but does not apply to an operating company.

                    b.          Regulation Under the Securities Laws

                                 As a registered investment company, the Fund is regulated under a variety of securities laws and rules, including particularly the 1940 Act and the 1934 Act.

                                 The following is a brief summary of certain important provisions of the 1940 Act and does not purport to be complete. For the most part, the provisions cited are those that are specific to registered investment companies and highlight areas in which investment company regulation may be deemed (i) to give shareholders greater protection than shareholders of companies which are subject only to regulation under the 1934 Act and (ii) to be particularly restrictive on management of investment companies.

                                 The 1940 Act regulates the form, content and frequency of financial reports to shareholders; requires that the Fund file periodic reports with the SEC, reports which are designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; regulates the composition of the Board of Directors by preventing investment bankers and securities brokers from constituting more than a minority of the directors of the Fund; limits the number of "interested persons" of the Fund who may be directors of the Fund to 60% or fewer and prevents officers, directors or employees of any one bank from constituting more than a minority of the Fund's directors; requires any investment management contract to be submitted to the shareholders for their approval; prohibits certain transactions between the Fund and affiliated persons, including directors and officers of the Fund and affiliated companies, unless such transactions are exempt by the SEC; regulates the capital structure of the Fund by restricting certain issuances of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding investment companies and the cross-ownership of securities; provides for the custody of securities and bonding of certain employees; prohibits voting trusts; and requires shareholder ratification of the selection of accountants.

          2.          Deregistration

                       The Fund has applied to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company. After reviewing the application, the SEC can require the Fund to supply additional information, which may result in one or more amendments to the application. In addition, the SEC can, on its own motion or on the motion of an interested party, order a public hearing on the application. In the event that the SEC acts favorably on this application, the Fund will no longer be registered as an investment company with the SEC or subject to regulation under the 1940 Act. However, such an order may be subject to certain conditions not determinable at the present time. There can be no assurance that the SEC will grant the Fund's application for deregistration, and no prediction can be made with respect to how long it will take the SEC to issue the deregistration order.

                       If the SEC should approve deregistration under Section 8(f) of the 1940 Act, the shareholders would no longer have the benefit of the regulatory protections provided by the 1940 Act as outlined above. However, following deregistration, shareholders will continue to have the protection afforded by certain provisions of the 1934 Act, which regulates publicly-traded companies, including, but not limited to, provisions dealing with the following: soliciting proxies from shareholders; filing interim and annual reports with the SEC; filing securities ownership reports by directors, officers and principal shareholders; certain prohibitions against engaging in insider trading of securities or using manipulative devices in connection with certain securities transactions and making misleading statements in reports or documents filed with the SEC; and, requiring certain disclosures in connection with the solicitation of proxies from shareholders.

          3.          Tax Consequences of the Conversion of the Fund to an Operating Company

                       a.          Taxation of Regulated Investment Companies Generally

                                    The Fund does not qualify to be treated as a Regulated Investment Company (hereinafter "RIC") under the Code. RICs, unlike ordinary corporations, are not subject to U.S. Federal income tax on their investment company taxable income and net capital gains that are distributed to shareholders provided they distribute at least a certain percentage of their income and gains each taxable year. In order to qualify as a RIC in a particular taxable year, a corporation must be a domestic corporation which at all relevant times during the taxable year meets certain Code requirements, including, among others, a requirement that: (1) it is either registered under the 1940 Act as one of a specified group of companies or is excluded from investment company treatment under specified rules; (2) at least 90 percent (90%) of its gross income is derived from dividends, interest, gains from the sale or other disposition of stocks, securities or foreign currency, and certain other sources; (3) less than 30 percent (30%) of its gross income is derived from the sale or other disposition of stocks and securities held less than three months; (4) at the end of each quarter of the taxable year, at lease 50 percent (50%) of the market value of its total assets consists of cash items, U.S. Government securities, and other securities, with such other securities included as "other securities" for purposes of this calculation only if the corporation's investment in such securities is not greater than five percent (5%) of the value of its total assets and 10 percent (10%) of the outstanding voting securities of the issuer; and (5) at the end of each quarter of the taxable year, not more than 25 percent (25%) of the value of its assets consists of the securities of any one issuer (other than U.S. Government securities or securities of other RICs).

                       b.          Tax Consequences of Losing Regulated Investment Company ("RIC") Status

                                    By converting from an investment company to an operating company in the manner set forth in Proposal 3, the Fund does not qualify as a RIC and is taxed as an ordinary corporation. As an ordinary corporation, the Fund's taxable income (including its interest and dividend income, its net capital gain and any gain on the disposition of foreign currency) will be subject to U.S. Federal income tax at regular corporate rates. Moreover, distributions, if any, of such income to shareholders will not result in a corporate-level deduction for the Fund, and shareholders of the Fund will ordinarily be subject to U.S. Federal income tax on those distributions (generally, as ordinary dividend income subject to regular tax).

          5.          Voting Requirements

                       Approval of this Proposal No. 3 requires the affirmative vote of majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Holders of approximately 42.8% of the Fund's outstanding common stock have indicated that they will vote FOR Proposal No. 3. (See "Voting Intentions of Certain Beneficial Owners and Management.")

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE REAFFIRMATION TO DEREGISTER AS AN INVESTMENT COMPANY UNDER
THE 1940 ACT AND REPEAL THE FUND'S INVESTMENT GUIDELINES

PROPOSAL NO. 4:	APPROVAL OF AN AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME

          The Board of Directors believes that in the event Proposal No. 3 is approved by the Shareholders and the Fund's application with the Commission to deregister as an Investment Company under the 1940 Act is likewise approved, it is appropriate to amend the Fund's Articles of Incorporation to change the Fund's name to a corporate name determined by the Board of Directors. The change will delete the word "Fund" from the name of the Company. Inasmuch as companies that use the word "Fund" in their corporate name are generally mutual funds or other classifications of investment companies which are regulated under the Investment Company Act of 1940, it would be misleading to continue to use the word "Fund" in the Company's name once the Company has become deregistered and is no longer regulated under the 1940 Act. In order to effectuate such a change, the Board of Directors has determined that it would be necessary to amend the Company's Articles of Incorporation to change the Company's name so as to avoid creating the misleading implication that the Company is an Investment Company or otherwise regulated under the 1940 Act.

          Approval of this Proposal will authorize the Board of Directors, in its sole discretion, to identify a new corporate name for the Fund and to effect such a name change by filing Articles of Incorporation with the Colorado Secretary of State.

          Approval of this Proposal No. 4 requires the affirmative vote of the holders of two-thirds of securities voted in the matter, in person or by proxy, at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
AN AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION
TO CHANGE THE FUND'S NAME.

PROPOSAL NO. 5:  APPROVAL OF THE DISSOLUTION OF THE FUND

Background

          As more fully described in this Proxy Statement, the Fund's efforts to deregister as an investment company under the 1940 Act began with the approval of its shareholders at their annual meeting in 1992. Since that time, the Fund has filed on two separate occasions Applications to Deregister under Section 8(f) of the 1940 Act and one Application for an Order Pursuant to Section 23(c)(3) of the 1940 Act, all in an effort to fulfill the mandate and authorization of the shareholders for the Fund to no longer be regulated under the 1940 Act. As more fully described in this Proxy Statement, these efforts have been unsuccessful, due principally to the stated and unstated positions taken by the SEC.

          The premise underlying the Fund's efforts since 1992 to deregister lies in the fundamental observation that the Investment Company Act of 1940 is a highly complex regulated environment designed for financial institutions, principally mutual funds, having substantially greater resources and wealth than those of the Fund. Indeed, the regulatory environment created by the Investment Company Act of 1940 requires a significant commitment of human resource and expense which are beyond the resources and capacity of the Fund and its management. It was and is only logical, therefore, for the Board of Directors to conclude that the interests of its shareholders would be better served if the Fund could deregister by becoming a holding company with majority and wholly-owned operating subsidiaries.

          While the Board of Directors has successfully transformed the Company in accordance with the approval and mandate of the shareholders, it has been unable to achieve the goal of deregistration.

          In view of the present conundrum, the Board of Directors has considered withdrawing its Application to Deregister in deference to a plan to liquidate the Fund's assets and dissolve the Fund under applicable state law. In order to pursue this course of action, Colorado law requires that a plan of dissolution be approved by the Fund's shareholders.

          In seeking the present authorization by our shareholders for a plan of dissolution, we have not made a definitive determination to abandon our Application to Deregister presently pending with the SEC. Rather, the Board will pursue the pending Application until it reaches a final determination that further pursuit will be unfruitful. At that time, the Board would require shareholder approval to adopt a plan to liquidate the Fund's assets and dissolve the company under state law. Anticipating that such an undertaking might be required, the Fund is seeking that approval at the present time, to be implemented only when and if the Board of Directors, in its sole discretion, determines that it is in the Fund's shareholders' best interest.

General

          As of November 2004, the Fund's Board of Directors authorized the dissolution of the Fund in accordance with Section 7-114-102 of the Colorado Business Corporations Act (the "Dissolution"). The Board of Directors authorized the Dissolution under the terms of a Plan of Dissolution, a copy of which is included with this Proxy Statement as Appendix A (the "Plan of Dissolution"). The Dissolution and the Plan of Dissolution are each subject to both shareholder approval and the future discretion of the Board.

          Shareholder approval of the Plan of Dissolution shall not require the Board of Directors to implement the Plan at any time in the future. Rather, the Board in its sole discretion may determine to implement the Plan of Dissolution, considering all of the factors then pertinent to such a decision. While we cannot anticipate all of the factors that will be considered by the Board, it is likely that significant considerations would consist of:
*	efforts to deregister the Fund as an investment company under the 1940 Act have been unsuccessful and that further effort is perceived to be fruitless;
*	continued operation of the Fund as a regulated investment company under the 1940 Act is impracticable; and
*	liquidation of the Fund's assets can be undertaken in a manner that is consistent with maximizing shareholder value.

Possible Dispositions of Assets Without Dissolution

          Even if the Plan of Dissolution is approved by our shareholders, the Board reserves the right to dispose of one or more of the Fund's assets without implementing the Plan of Dissolution; provided that the sale or disposition of those assets can be undertaken without the necessity of further shareholder approval under Colorado law. Colorado law requires shareholder approval for a corporation to "...sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, with or without its goodwill, other than in the usual and regular course of business on the terms and conditions and for the consideration determined by the Board of Directors...."

          The Board of Directors believes that the future sale of some of the Fund's less material assets could be beneficial to the Fund's overall operations. Thus, it believes that it may be advisable to dispose of some of its less material interests without implementing a Plan of Dissolution, which disposition could occur in one or more transactions which may consist of:
*	the sale as a whole of one or more of the individual majority- or wholly-owned subsidiaries;
*	a liquidation or sale of constituent assets in a manner other than the sale of a discrete operating entity; or
*	a spin-off, by way of dividend, of one or more of our subsidiaries.

No decision has been made with respect to the disposition of any of the Fund's operating divisions or less material assets and there exist no agreements, arrangements or understandings with respect to the sale or disposition of any of those assets. Nevertheless, the Board currently believes that the disposition of some of these less material assets will confer at least the following benefits to shareholders:
*	permit the focus of management on the Fund's principal business activity of natural resource exploration and development;
*	avoid the necessity of hiring management with different expertise;
*	make available additional working capital for the Fund's principal business;
*	avoid potential conflicts of interest involved in allocating scarce working capital and other resources; and
*	reduce general administrative and overhead expenses associated with the operating division.

          The Fund also reserves the right, without implementing a Plan of Dissolution, to effect one or more spin-offs of its operating divisions to its shareholders. A spin-off generally involves the distribution to shareholders, pro rata, of all of the Fund's equity interest in a subsidiary or division. A spin-off would be undertaken under most circumstances pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), unless the Fund determines that the distribution can be undertaken pursuant to an exemption from the registration requirements of the Securities Act. In either case, the spin-off could be undertaken in accordance with applicable Colorado law without the necessity of shareholder approval and without the implementation of a Plan of Dissolution.

Manner of Implementing Dissolution

          If the Dissolution is implemented, the Fund will file Articles of Dissolution with the Secretary of State of the State of Colorado at such time that is deemed appropriate by the Board of Directors, in its sole discretion. The Dissolution will be effective as of the date set forth in the Articles of Dissolution, and the Fund will then proceed to wind up our affairs, attempt to convert all of our assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of our known obligations and liabilities and distribute pro rata in one or more liquidating distributions to or for the benefit of our shareholders, as of the applicable record date(s), all of our assets. Authorization of the Plan of Dissolution includes authorization for the Board of Directors to revoke the Plan of Dissolution without further shareholder approval.

Principal Provisions of the Plan of Dissolution

          The summary set forth below of the material terms and features of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Dissolution. A copy of the Plan of Dissolution is attached as Appendix A to this Proxy Statement. You are urged to read a copy of the Plan of Dissolution in its entirety. The Plan of Dissolution provides for our complete liquidation and dissolution in accordance with the requirements of Colorado law and the Internal Revenue Code of 1986, as amended (the "Code").

Cessation of Business Activities

          If the Plan of Dissolution is approved at the Annual Meeting, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs and to proceed with the liquidation and dissolution. We will continue our existence solely for the purpose of managing our affairs and distributing our remaining assets. One or more liquidating distributions of our assets will be conditioned upon setting aside a sufficient amount of assets, including cash, to meet any residual obligation or liability that we have not otherwise met, as discussed below in "Contingency Reserve." We will not obtain any further approval of the shareholders. We will attempt to satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner.

Articles of Dissolution

          When deemed appropriate by the Board of Directors, we will file Articles of Dissolution with the Secretary of State of the State of Colorado dissolving the Fund. The Dissolution of the Fund will become effective as of the date set forth in the Articles of Dissolution. Under Colorado law, the Fund will continue to exist for such period as is necessary to enable the Fund gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to the shareholders any remaining assets.

Disposition of the Assets of the Fund

          The Plan of Dissolution gives to the Board of Directors of the Fund the power to direct the sale or, in certain cases, otherwise dispose of all the assets of the Fund on such terms and in such manner as determined by the board. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if the Fund were not in liquidation.

          Dispositions of assets could occur in transactions other than sales of assets for cash or other consideration. For example, the Board of Directors could determine to involve one or more of the Fund's divisions or subsidiaries in a merger with a third party entity upon terms deemed reasonable by the Board of Directors. The consideration received in the merger, either cash or securities or a combination of cash and securities, could then be distributed to the Fund's shareholders as part of the Plan of Dissolution. Further, one or more of the Fund's operating divisions or subsidiaries could be spun off to the Fund's shareholders, pro rata. Typically, a spin-off would require that the shares of the subsidiary or operating division be registered under the Securities Act unless an exemption from the registration requirements of the Securities Act can be relied upon in the transaction. Approval by our shareholders of the Dissolution and the Plan of Dissolution will constitute approval of any such sales. We will not be required to obtain any further shareholder approval with respect to specific terms of any particular sales of assets approved by the Fund. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law. As of the date of this Proxy Statement, at the present time there exist no agreements, arrangements or other understandings covering the sale or other disposition of any of the Fund's assets.

Contingency Reserve

          Before making any distributions to our shareholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. The Board of Directors may determine to establish a reserve for contingencies to enable us to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged as they become due and payable.

          The amount of any contingency reserve would be based upon an internal review of our estimated expenses and actual and contingent liabilities and obligations. The contingency reserve may not be sufficient to cover such expenses, liabilities and obligations. After establishing any contingency reserve, we may from time to time distribute to shareholders such portions of the contingency reserve that the Board of Directors deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the Board of Directors to have been satisfied in full, we will distribute to our shareholders any remaining funds in any contingency reserve.

Indemnification of Directors and Officers

          We anticipate that our current directors and officers will continue to serve in these capacities after the approval of the Plan of Dissolution. Under Colorado law, directors remaining in office owe fiduciary duties to creditors as well as to our shareholders during the dissolution process. Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Fund in accordance with our certificate of incorporation, bylaws, our existing directors' and officers' liability insurance policy and applicable law. The Fund's obligation to indemnify such persons may also be satisfied out of assets of a liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of the contingency reserve or out of assets transferred to a liquidating trust, if any. Our Board of Directors has obtained and our Board of Directors and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations.

Certain Compensation Arrangements

          Pursuant to the Plan of Dissolution, the Fund may, in the absolute discretion of the Board of Directors, pay to the Fund's present or former officers, directors, employees, agents and representatives, or any of them, compensation in connection with the implementation of the Plan of Dissolution. Our directors currently receive $2,000 per meeting, or approximately $4,000 per year as compensation for their services. We expect this arrangement will continue so long as such directors remain in office.

Final Record Date

          If the Dissolution and the Plan of Dissolution are approved by the shareholders, at such time as the Board of Directors decides to implement the Plan, we will close our transfer books on the date on which the Fund files Articles of Dissolution with the Secretary of State of the State of Colorado (the "Final Record Date"). After the Final Record Date, further transfers of our Common Stock will be done "ex-dividend," except pursuant to the provisions of a deceased shareholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates.

Surrender of Stock Certificates

          Subsequent to the Final Record Date, the Fund may at its election require shareholders to surrender certificates representing their shares of the Common Stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Fund or a liquidating trust, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder's certificate evidencing the Common Stock has been lost, stolen or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Liquidating Trust

          If advisable for any reason to complete the liquidation and distribution of our assets to our shareholders, our Board of Directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. The sole purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our shareholders. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees of the liquidating trust on such terms and conditions as the Board of Directors determines are appropriate. Approval of the Plan of Dissolution by the shareholders also will constitute approval by the shareholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

Amendment and Abandonment

          If the Board of Directors determines that liquidation and dissolution are not in the best interests of the Fund or its shareholders, the Board of Directors may direct that the Plan of Dissolution be abandoned. The Fund nevertheless may cause the performance, without further shareholder approval, of any contract for the sale of assets executed before such time which the Board of Directors considers to be in the best interests of the Fund. The Board of Directors also may amend or modify the Plan of Dissolution if it determines such action to be in the best interests of the Fund or its shareholders, to the extent permitted by Colorado law, without the necessity of further stockholder approval.

Possible Distributions to Stockholders

          Before making any distributions to our shareholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. If all such claims and obligations are paid or a reserve for such claims and obligations has been established, our Board of Directors will, subject to uncertainties inherent in winding up of our business, approve distributions of any remaining assets to the shareholders. The timing of, the amount, the kind of and the record dates for all distributions made to shareholders will be established in the Board of Directors' sole discretion and in accordance with applicable law.

Contingencies; Creditors

          Under Colorado law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve (and the assets held by any liquidating trust) be exceeded by the amount ultimately found to be payable in respect of our expenses and liabilities, each shareholder could be held liable for the payment to the Fund's creditors of such shareholder's pro rata share of such excess, but limited to the value of the assets received by such shareholder from the Fund (and from any liquidating trust), as such value is determined at the time of distribution. Accordingly, in that event, a shareholder could be required to return all distributions made and thus would receive nothing from the Fund as a result of the Dissolution and the Plan of Dissolution. Moreover, in the event a shareholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a shareholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Reporting Requirements

          Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved, in order to curtail expenses we may, after filing Articles of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act, but no assurances can be given that if such relief is sought it will be obtained, or we may elect to be a non-reporting company under Section 15 of the Exchange Act.

Trading of the Fund's Common Stock

          If the Dissolution and the Plan of Dissolution are approved by our shareholders, we will close our transfer books on the Final Record Date and we expect that our Common Stock will cease to be quoted on the NASD OTC Bulletin Board. After the Final Record Date, further transfers of our Common Stock will be "ex-dividend." All liquidating distributions from the liquidating trust or the Fund on or after the Final Record Date will be made to the shareholders as of the Final Record Date. It is anticipated that no further trading of our Common Stock will occur after the Final Record Date.

Listing and Trading of Interests in the Liquidating Trust

          It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Because shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Government Approvals

          Except for filing the Articles of Dissolution and compliance with applicable Colorado law and the rules and regulations of the SEC and the IRS Code, no United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution.

Absence of Appraisal and Dissenters' Rights

          The shareholders of the Fund who do not approve of the Dissolution and Plan of Dissolution may vote against this matter, but under Colorado law, appraisal and dissenters' rights are not provided to shareholders in connection with these transactions.

Certain Federal Income Tax Consequences of Dissolution

          The following discussion is a general summary of the material Federal income tax consequences of the Dissolution and Plan of Dissolution, to the Fund and its shareholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion also does not address the tax consequences of the sale of the Fund's assets in connection with the dissolution.

          The discussion is based upon the IRS Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service (the "IRS") or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution and the Plan of Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There is no assurance that the liquidating trust, if created, will be treated as a liquidating trust for Federal income tax purposes or that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Fund and/or the shareholder level, thus reducing the benefit to the shareholders and the Company from the liquidation.

Consequences to the Company

          It is anticipated that the Fund will not incur any material tax liability from any asset distribution. If we liquidate, we will continue to be subject to tax on the Fund's taxable income until the liquidation is complete (i.e., until all of our remaining assets have been distributed to the shareholders or the liquidating trust). We will recognize gain or loss upon any liquidating distribution of property to shareholders or to the liquidating trust as if such property were sold to the shareholders or liquidating trust. The amount of such gain or loss will equal the difference between the Fund's adjusted tax basis for each asset and the asset's fair market value on the date of distribution.

Consequences to Shareholders

          The shareholders will not recognize any gain or loss as a result of the sale by the Fund of its assets. If we liquidate, a stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such shareholder directly or to the liquidating trust on the stockholder's behalf, and (ii) such shareholder's tax basis for his shares of Common Stock. A shareholder's tax basis in his shares will generally equal the shareholder's cost for his shares of Common Stock. The gain or loss will be a capital gain or loss, assuming the Common Stock is held as a capital asset. Long-term capital gain realized by a shareholder that is an individual, estate or trust is generally taxed at a maximum rate of 15%. A capital gain or loss will be long term with respect to stock that has been held by a shareholder for more than one year. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, up to $3,000 of ordinary income. The tax basis of any property other than cash received by each shareholder upon the complete liquidation of the Fund will be the fair market value of the property at the time of the distribution.

          If we liquidate, shareholders may receive one or more liquidating distributions, including a deemed distribution of cash and property transferred to the liquidating trust. The amount of any distribution should be applied first to reduce a shareholder's tax basis in his shares of Common Stock, but not below zero. If a stockholder owns more than one block of shares of Common Stock, the amount of any distribution must be allocated among the several blocks of shares owned by the shareholder in the proportion that the number of shares in a particular block bears to the total number of shares owned by the shareholder. The amount of the distributions in excess of a shareholder's basis in his Common Stock will be gain, and should be recognized in the year the distribution is received (or transferred to the liquidating trust). If the amount of the distributions are less than the shareholder's basis in his shares of Common Stock, the shareholder will generally recognize a loss in the year the final distribution is received by the shareholder or by the liquidating trust on behalf of the shareholder.

          If the Fund liquidates, we will provide shareholders and the IRS with a statement of the amount of cash and the fair market value of any property distributed to the shareholders (or transferred to the liquidating trust) during that year as determined by the Fund, at such time and in such manner as required by the Treasury Regulations.

The Liquidating Trust

          If we transfer assets to the liquidating trust, shareholders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The distribution will be treated as a distribution in liquidation of the shareholder's Common Stock. The effect of the distribution on a stockholder's tax basis in his shares of Common Stock is discussed above in "Consequences to Stockholders."

          After formation of the liquidating trust, shareholders must take into account for Federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect the shareholder's basis in his Common Stock. As a result of the transfer of property to the liquidating trust and the ongoing activities of the liquidating trust, shareholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax. We believe the liquidating trust will not be treated as an association taxable as a corporation based upon the anticipated activities of the liquidating trust. Accordingly, the liquidating trust itself should not be subject to income tax.

          We have not obtained any IRS ruling as to the tax status of the liquidating trust, and there is no assurance that the IRS will agree with our conclusion that the liquidating trust should be treated as a liquidating trust for Federal income tax purposes. If, contrary to our expectation, it were determined that the liquidating trust should be classified for Federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the shareholders and the liquidating trust would be required to pay Federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the shareholders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates.

Taxation of Non-United States Stockholders

          Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Dissolution.

Certain State and Local Income Tax Consequences of Dissolution

          We may be subject to liability for state and local taxes with respect to the sale of assets. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their interests in the liquidating trust. State and local tax laws may differ in various respects from Federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution.

          The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his or her own tax advisor regarding the tax consequences of the Plan of Dissolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF THE DISSOLUTION AND PLAN OF DISSOLUTION.

PROPOSAL NO. 6:	APPROVAL OF THE SETTLEMENT AGREEMENT WITH PRIMROSE DRILLING VENTURES LTD.

          1.          Background

          The Fund controls 57.5% of the voting securities of TDP Energy Company ("TDP"), a Delaware corporation that operates as a holding company for oil and gas interests. The balance of TDP's voting equity is controlled by Primrose Drilling Ventures, LTD ("Primrose"). John C. Power is a director (one of three) and the president and chief executive officer of the Fund, and he beneficially owns 41.0% of the Fund's issued and outstanding common stock. Mr. Power is also a director of TDP (one of two). John D. Gibbs is the second director of TDP, and he beneficially owns less than 5% of the Fund's issued and outstanding common stock. Mr. Gibbs is also the beneficial owner of a convertible promissory note which, if converted at the option of Mr. Gibbs, would result in Mr. Gibbs owning up to 26.1% of the Fund's issued and outstanding shares. Messrs. Power and Gibbs will be referred to herein as the "Related Parties."

          In 2003, Primrose filed an amended complaint against the Fund, TDP and the Related Parties (the "Complaint"). Among other things, the Complaint, as amended, alleged that the Fund and the Related Parties mismanaged TDP, misappropriated its assets, and breached fiduciary duties, all to the detriment of Primrose. The Complaint, as amended, requested equitable relief in the form of an order to either liquidate TDP, redeem Primrose's interest in TDP or allow Primrose to exercise appraisal rights under Delaware law. The Complaint, as amended, also seeks monetary damages, jointly and severally, from the Fund and the Related Parties for an undetermined amount. The Fund and the Related Parties dispute the claims and deny any liability.

          As part of court ordered settlement discussions, Primrose has agreed in principle to dismiss the claims against the Fund, TDP and the Related Parties and release those parties from future claims if TDP purchases Primrose's TDP stock at a price determined under the Settlement Agreement. The basic terms of the stock purchase are set forth in a Settlement Agreement Outline, which was executed by all of the interested parties in June 2004. The Settlement Agreement Outline is subject to the execution of a final settlement agreement.

          2.          Summary of Settlement Agreement Terms

          The following is a summary of the terms of the proposed settlement agreement, as set forth in the Settlement Agreement Outline. A copy of the Settlement Agreement Outline has been included with this Proxy Statement as Appendix B. Under the terms of the Settlement Agreement Outline, TDP would purchase all of the shares of TDP stock held by Primrose. The price of the shares would be based on the value of TDP as of December 31, 2000, subject to adjustments in 2001, plus interest calculated on the basis of Local Oklahoma Bank prime, plus 2%. TDP's value would be determined by independent appraisers and an arbitrator, if necessary, and would be subject to a 20% discount if a 25% down payment is made. The balance of the amount due under the agreement would be paid in monthly installments of $100,000. If any amount is still outstanding after 27 months, then the entire amount then outstanding would become due. The Fund estimates that the purchase price for the Primrose shares will be $3,000,000-$4,000,000.

          Payment of the full amount due to Primrose would be collateralized by a second mortgage on TDP's oil and gas properties and TDP's note receivable from Four Rivers. The Fund would be required to guarantee the payments to Primrose, with such guarantee collateralized by a second mortgage in property owned by the Fund in Napa, California.

          3.          Voting Requirements

           Shareholder approval of the Settlement Agreement is not required under either Colorado law or federal securities laws, including the 1940 Act. However, if the Fund has otherwise been unable to deregister as a regulated investment company under the 1940 Act because the proposed settlement would involve Primrose releasing the Related Parties, completion of the Settlement Agreement will require that the Fund apply to the SEC for an exempting order under Section 17(d) of the 1940 Act. In view of the fact that the Fund may not be successful in its efforts to deregister under the 1940 Act before completion of the Settlement Agreement as required, we believe that shareholder approval by the disinterested shareholders of the Fund would be helpful in the Fund's Application for an Exempting Order under Section 17(d) of the 1940 Act. As a result, we are seeking the approval of the Settlement Agreement by the disinterested shareholders of the Fund. In this regard, the Related Parties, as interested shareholders, will abstain from voting on this proposal.

OTHER MATTERS

          The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

          Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.
REDWOOD MICROCAP FUND, INC.
____________________________________________ R. Stanley Pittman, Secretary

Shareholder Proposals for the 2005 Annual Meeting

          If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Fund with respect to the 2005 Annual Meeting of Shareholders, the proposal must be presented to the Fund's management prior to March 31, 2005, along with proof of common stock ownership in the Fund.